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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

GABLES RESIDENTIAL TRUST
(Exact name of registrant as specified in its charter)

Maryland	58-2077868
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
777 Yamato Road, Suite 510, Boca Raton, Florida	33431
(Address of principal executive offices)	(Zip Code)

If this form relates to the registration of a
class of securities pursuant to Section 12(b)
of the Exchange Act and is effective
pursuant to General Instruction A.(c), please
check the following box. ☒
If this form relates to the registration of a
class of the of securities pursuant to Section 12(g)
of the Exchange Act and is effective
pursuant to General Instruction A.(d), please
check the following box. ☐
Securities Act registration statement file number to which this form relates:	333-104535
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

7.875% Series C-1 Cumulative Redeemable Preferred Shares, par value $.01 per share	Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant's Securities to be Registered.

        A description of the 7.875% Series C-1 Cumulative Redeemable Preferred Shares, par value $.01 per share ("Series C-1 Preferred Shares"), of Gables Residential Trust (the "Registrant") is set forth under the caption "Description of Exchange Shares" in the Registrant's prospectus contained in the Registrant's registration statement on Form S-4, as amended (File No. 333-104535), as filed by the Registrant with the Securities and Exchange Commission (the "SEC"), which became effective on August 4, 2003, which descriptions are incorporated herein by reference.

Item 2. Exhibits.

        The following exhibits are being filed with this Form 8-A Registration Statement.

  4.1
  Amended and Restated Declaration of Trust of Gables Residential Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Registration Statement on Form S-11 filed October 19, 1993—File no. 333-70570).

  4.2
  Articles of Amendment to Gables Residential Trust's Amended and Restated Declaration of Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Quarterly Report on Form 10-Q filed August 14, 1998—File No. 1-12590).

  4.3*
  Articles Supplementary creating the 7.875% Series C-1 Cumulative Redeemable Preferred Shares, par value $.01 per share.

  4.4
  Second Amended and Restated Bylaws, as amended, of Gables Residential Trust (incorporated by reference to Exhibit 3.1 to Gables Residential Trust's Annual Report on Form 10-K filed March 30, 2000—File No. 1-12590).

*
Filed herewith.

SIGNATURES

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

GABLES RESIDENTIAL TRUST
Date: September 5, 2003	By:	/s/ MARVIN R. BANKS, JR. Marvin R. Banks, Jr. Senior Vice President and Chief Financial Officer

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INFORMATION REQUIRED IN REGISTRATION STATEMENT
SIGNATURES